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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY




                               WARRANT AGREEMENT

                              Dated July 23, 1999

                                by and between

                      PETRO WARRANT HOLDINGS CORPORATION
                     PETRO STOPPING CENTERS HOLDINGS, L.P.
                               SIXTY EIGHTY, LLC
                       FIRST UNION CAPITAL MARKETS CORP.
                           CIBC WORLD MARKETS CORP.

                                      and

             STATE STREET BANK AND TRUST COMPANY, as Warrant Agent
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                               TABLE OF CONTENTS

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                                                                                                      Page
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Section 1.   Certain Definitions.....................................................................    1
Section 2.   Appointment of Warrant Agent............................................................    7
Section 3.   Issuance of Warrants....................................................................    7
Section 4.   Execution of Warrant Certificates.......................................................    7
Section 5.   Separation of Warrants..................................................................    8
Section 6.   Registration and Countersignature.......................................................    8
Section 7.   Registration of Transfers and Exchanges of Warrants.....................................    8
              (b)    Legends.........................................................................    9
              (c)    Obligations with Respect to Transfers and Exchanges of Warrant Certificates.....   11
              (d)    Restrictions on Transfer and Exchange of Warrants...............................   11
              (e)    Restrictions on Transfer and Exchange of Warrant Shares.........................   11
Section 8.   Terms of Warrants: Exchange of Warrants.................................................   11
Section 9.   Payment of Taxes........................................................................   15
Section 10.  Mutilated or Missing Warrant Certificates...............................................   16
Section 11.  Reservation of Warrant Shares...........................................................   16
Section 12.  Additional Covenants and Agreements.....................................................   16
Section 13.  Right of Holders to Cause Exchange Event................................................   18
Section 14.  Right to Vote in Connection With a Proposed Tag-Along Transfer..........................   18
Section 15.  Notices to Warrant Holders of an Exchange Event.........................................   18
Section 16.  Merger, Consolidation or Change of Name of Warrant Agent................................   19
Section 17.  Warrant Agent...........................................................................   19
Section 18.  Resignation and Removal of Warrant Agent; Appointment of Successor......................   21
Section 19.  Agreement of Holdings to Pay Ongoing Expenses of the Company............................   22
Section 20.  Financial Information...................................................................   22
Section 21.  Notices to Company and Warrant Agent....................................................   22
Section 22.  Supplements and Amendments..............................................................   23
Section 23.  Successors..............................................................................   23
Section 24.  Termination.............................................................................   23
Section 25.  Governing Law...........................................................................   24
Section 26.  Benefits of This Agreement..............................................................   24
Section 27.  Counterparts............................................................................   24

EXHIBIT A      Form of Warrant Certificate...........................................................  A-1
EXHIBIT B      Form of Certificate for Transfer to Beneficial Owner or to the Company................  B-1
EXHIBIT C      Form of Certificate for Transfer to a QIB.............................................  C-1
EXHIBIT D      Form of Certificate for Transfer to an Institutional Accredited Investor..............  D-1
EXHIBIT E      Form of Qualified Purchaser Certification.............................................  E-1
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                                       i
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          WARRANT AGREEMENT dated July 23, 1999 (this "Agreement") among PETRO
WARRANT HOLDINGS CORPORATION, a Delaware corporation (together with its successors and assigns, the "Company"), PETRO STOPPING CENTERS HOLDINGS, L.P., a
Delaware limited partnership ("Holdings") SIXTY EIGHTY, LLC, a Delaware limited liability company ("Sixty Eighty"), FIRST UNION CAPITAL MARKETS CORP., CIBC
WORLD MARKETS CORP. and STATE STREET BANK AND TRUST COMPANY, a Massachusetts
trust company, as warrant agent.

          WHEREAS, pursuant to a purchase agreement dated July 19, 1999 (the "Purchase Agreement") among the Company, Holdings, Petro Holdings Financial Corporation ("Financial Corp."), Petro Stopping Centers, L.P., First Union Capital Markets Corp. ("First Union") and CIBC World Markets Corp. ("CIBC" and together with First Union, the "Initial Purchasers"), Holdings and Financial Corp. propose to issue and sell to the Initial Purchasers 82,707 units (the "Units"), consisting in the aggregate of $82,707,000 principal amount at stated maturity of Holdings' and Financial Corp.'s 15% Senior Discount Notes due 2008 (the "Notes") issued under the Indenture (as defined below) pursuant to the Indenture (as defined below) and warrants issued by the Company (the "Warrants") to receive 82,707 shares of common stock of the Company (the "Common Stock").

          WHEREAS, pursuant to a purchase agreement dated July 19, 1999 by and among the Company, Holdings and Financial Corp. (the "Warrant Purchase Agreement"), the Company initially issued and sold the Warrants to Holdings and Financial Corp.

          WHEREAS, each Unit will represent $1,000 principal amount of Notes and one Warrant entitling the holder thereof to receive, upon exchange of such Warrant in accordance with the provisions hereof, one share of Common Stock.

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the exchange of the Warrant Certificates (as defined below) and other matters as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

          Section 1.  Certain Definitions.  As used in this Agreement, the
                      -------------------
following terms shall have the following respective meanings:

          "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

          "Bankruptcy Event" means, with respect to any Person, pursuant to or within the meaning of any Bankruptcy Law:
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          (A)  the commencement of a voluntary case,

          (B) the consent to the entry of an order for relief against it in an involuntary case,

          (C) the consent to the appointment of a Custodian of it or for all or substantially all of its property,

          (D) the making of a general assignment for the benefit of its creditors, or

          (E)  the failure generally to be paying its debts as they become due;
               or

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against such Person or a subsidiary of such Person in an involuntary case,

          (B) appoints a Custodian of such Person or a subsidiary of such Person or for all or substantially all of the property of such Person or any subsidiary of such Person, or

          (C) orders the liquidation of such Person or a subsidiary of such Person,

and, in each case, the order or decree remains unstayed and in effect for 60 days.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

          "Board of Directors" means (i) with respect to Holdings or any of its Restricted Subsidiaries, its Board of Directors; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

          "Business Day" shall mean any day on which banks in New York City are open for business.

          "Call Purchase Date" has the meaning assigned to such term in Section 8(c).

          "Call Purchase Price" has the meaning assigned to such term in Section 8(c).

          "Capital Interests" in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

          "Change of Control" means, with respect to Holdings, the occurrence of any of the following events:

          (i)    prior to a Public Equity Offering, either:

                      (A) the Permitted Holders cease to be the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate of a majority of the Common Interests in Holdings, whether as a result of issuance of securities of Holdings or any parent company of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by Holdings or otherwise; or

                      (B) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, has the power or right to designate a majority of the members of Holdings' Board of Directors;

          (ii)   after the consummation of a Public Equity Offering;

                      (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the Common Interests in Holdings; and

                      (B) the Permitted Holders "beneficially own" (as defined in this clause (ii)), directly or indirectly, in the aggregate a lesser percentage of the total Common Interests of Holdings than such other person or group;

          (iii) Holdings ceases to own directly or indirectly at least 99% of the total voting power and economic benefit of the Capital Interests of the Operating Partnership;

          (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or

                                       3
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nomination for election was previously so approved) cease for any reason to constitute 66-2/3% of Holdings' Board of Directors then in office; or

          (v) Holdings sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Restricted Subsidiary of Holdings or a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

          "Commission" means the Securities and Exchange Commission or any successor.

          "Common Interests" of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

          "Common Stock" has the meaning assigned to such term in the recitals hereto.

          "Company" has the meaning assigned to such term in the introductory paragraph hereto.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Exchange Date" means the first date on which an Exchange Event occurs.

          "Exchange Event" means (i) the occurrence of a Change of Control, (ii) the occurrence of a Successor Corporation Transaction, (iii) the occurrence of a Tag-Along Transaction, (iv) the occurrence of a Bankruptcy Event with respect to Holdings or (v) the delivery to the Company by the Warrant Agent of the notice described in Section 13 hereof in connection with a Holdings Termination Event.

          "Holder" means a registered holder of Warrants.

          "Holdings Termination Event" means the dissolution, liquidation or winding-up of Holdings.

          "Indenture" means the indenture relating to the Notes, dated as of July 23, 1999, between Holdings, Financial Corp. and State Street Bank and Trust Company, as trustee.

          "Initial Purchasers" means First Union Capital Markets Corp. and CIBC World Markets Corp.

          "Investment Company Act" has the meaning assigned to such term in
Section 7(a).

          "Mandatory Purchase Date" has the meaning assigned to such term in
Section 8(d).

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          "Mandatory Purchase Price" has the meaning assigned to such term in
Section 8(d).

          "Minimum Principal Amount" has the meaning assigned to such term in
Section 8(d).

          "Notes" has the meaning assigned to such term in the recitals hereto.

          "Officer's Certificate" has the meaning assigned to such term in the Indenture.

          "Operating Partnership" means Petro Stopping Centers, L.P.

          "Partnership Interests" means common partnership interests or preferred partnership interests convertible into common partnership interests of Holdings.

          "Permitted Holders" means (1) J. A. Cardwell, Sr., James A. Cardwell, Jr., and their respective spouses, lineal descendents, estates and Affiliates, including Petro, Inc. (a corporation wholly owned by J. A. Cardwell, Sr.) and JAJCO II, Inc. (a company wholly owned by James A. Cardwell, Jr.), (2) Mobil Oil Corporation and its Affiliates and (3) Volvo Trucks North America, Inc. and its Affiliates.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          "Plan" has the meaning assigned to such term in the Form of Qualified Purchaser Certification hereto.

          "Preferred Interests" as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

          "Proposed Tag-Along Transfer" means a transaction whereby any one or more of the Permitted Holders proposes, directly or indirectly, to transfer (other than a pledge), sell or otherwise dispose of for value (collectively, a "Transfer") common partnership interests of Holdings in any transaction, or a series of related transactions, involving Partnership Interests aggregating at least 20% of the total Partnership Interests of Holdings to a Person or Persons, including, except in certain circumstances set forth in the Partnership Interest Registration Rights Agreement, any other Permitted Holder.

          "Public Equity Offering" means any underwritten public offering of Capital Interests of Holdings or a successor entity pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form) under the Securities Act.

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          "QIB" has the meaning assigned to such term in Exhibit C attached hereto.

          "Qualified Purchaser Certification" has the meaning assigned to such term in Section 7(a).

          "Registration Rights and Partners' Agreement" means the agreement dated as of July 23, 1999, by and among Holdings, the Company, the Permitted Holders, Sixty Eighty and the Initial Purchasers with respect to the common partnership interests of Holdings owned by the Company and shares of common stock in the Successor Corporation.

          "Restricted Subsidiary" means, with respect to Holdings, any subsidiary, at least 75% of the outstanding Common Interests of which are owned and controlled, directly or indirectly, by Holdings that has not been designated as an "Unrestricted Subsidiary" in accordance with the Indenture.

          "SEC Reports" has the meaning assigned to such term in Section 20.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Successor Corporation" means any corporation (i) into which Holdings is consolidated or merged, or (ii) any other corporation to which Holdings leases, sells or conveys its property as an entirety or substantially as an entirety in a transaction that does not constitute a Change of Control.

          "Successor Corporation Transaction" means any transaction pursuant to which a corporation becomes a Successor Corporation.

          "Tag-Along Transaction" means a transaction whereby, in accordance with the Registration Rights and Partners' Agreement, (i) any of the Permitted Holders or their permitted transferees (as contemplated in the Registration Rights and Partners' Agreement), directly or indirectly, Transfers Partnership Interests of Holdings in a single transaction or a series of related transactions involving Partnership Interests aggregating at least 20% of the total Partnership Interests of Holdings to a Person or Persons, including, except in certain circumstances set forth in the Registration Rights and Partners' Agreement, any other Permitted Holder, (such other Person being hereinafter referred to as the "Tag-Along Purchaser"); (ii) in connection with any such Transfer, the Company exercises its right, pursuant to the Registration Rights and Partners' Agreement, to require the Permitted Holders (or their permitted transferees) effecting such Transfer to cause the Tag-Along Purchaser to purchase from the Company a percentage of the Partnership Interests of Holdings owned by the Company (the "Tag-Along Interests") equal to the percentage of the total Partnership Interests of Holdings sold by the Permitted Holders (or their permitted transferees) to the Tag-Along Purchaser and (iii) in connection with the exercise referred to in clause (ii), the Tag-Along Purchaser purchases (or the Permitted Holders participating in such Transfer purchase) the Tag-Along Interests.

          "Total Mandatory Purchase Price" has the meaning assigned to such term in Section 8(d).

          "Transfer Agent" has the meaning assigned to such term in Section 11.

          "Units" has the meaning assigned to such term in the recitals hereto.

          "Voting Interests" means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person.

          "Warrant Agent" means State Street Bank and Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

          "Warrant Certificates" has the meaning assigned to such term in
Section 3.

          "Warrant Interests" has the meaning assigned to such term in Section 8(d).

          "Warrant Purchase Agreement" has the meaning assigned to such term in the recitals hereto.

          "Warrant Shares" means shares of Common Stock or, in the case of a Successor Corporation Transaction, shares of common stock of a Successor Corporation, in either case, issuable in exchange for Warrants.

          "Warrants" has the meaning assigned to such term in the recitals hereto.

          Section 2.  Appointment of Warrant Agent.  The Company hereby appoints
                      ----------------------------
the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

          Section 3.  Issuance of Warrants.  Warrants shall be issued in
                      --------------------
definitive, fully registered certificated form (the "Warrant Certificates"), substantially in the form of Exhibit A hereto (including footnote 1 thereto).

          Section 4.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
to be delivered pursuant hereto shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

          Warrant Certificates shall be dated the date of countersignature.

          Section 5.  Separation of Warrants.  The Notes and Warrants shall be
                      ----------------------
automatically separated upon issuance of the Units.

          Section 6.  Registration and Countersignature.  The Warrant Agent, on
                      ---------------------------------
behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company and at the expense of the Company, initially countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than the aggregate number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          Section 7.  Registration of Transfers and Exchanges of Warrants.  (a)
                      ---------------------------------------------------
When Warrant Certificates are presented to the Warrant Agent with a request:

               (i)    to register the transfer of the Warrant Certificates; or

               (ii) to exchange such Warrant Certificates for an equal number of Warrant Certificates,

the Warrant Agent shall, subject to the other restrictions contained herein (including those in Section 7(d)) or in the Warrant Certificates, register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section 7 for such transactions are met; provided that as a requirement for such transfer the Warrant Certificates presented or surrendered for registration of transfer or exchange:

               (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

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

               (y) shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Warrant is being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, or for registration of transfer to the Company, a certification from such Holder to that effect (in the form of Exhibit B hereto); or

                    (B) if such Warrant is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in the form of Exhibit C hereto) and a certification from the transferee in the form of Exhibit E hereto (a "Qualified Purchaser Certification") to the effect that, among other things, such transferee is a "qualified purchaser" (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended (the "Investment Company Act")); or

                    (C) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(l), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, (i) a certification from the transferee in the form of Exhibit D hereto,
                         (ii) a Qualified Purchaser Certification from the transferee and (iii) an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b)  Legends.
               -------

               (i) Each Warrant Certificate (and all Warrants issued in exchange therefor or substitution thereof) and each certificate representing Warrant Shares shall bear the following legend:

                    THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE COMPANY IS NOT AND WILL NOT BE REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") IN RELIANCE IN PART ON SECTION 3(C)(7) THEREUNDER. THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED

                    OR OTHERWISE TRANSFERRED, EXCEPT (A) TO A PERSON THAT IS A "QUALIFIED PURCHASER" (AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT) THAT, PRIOR TO SUCH TRANSFER DELIVERS A CERTIFICATION TO THAT EFFECT AND THAT IS ALSO EITHER (1) A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "IAI") THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT REFERRED TO HEREIN AND THE TERMS OF THE REGISTRATION RIGHTS AND PARTNERS' AGREEMENT RELATING TO THIS SECURITY, AND WHICH IN ANY SUCH CASE MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE 1940 ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.


                    EACH TRANSFEREE OF THIS SECURITY WILL BE REQUIRED TO DELIVER TO THE WARRANT AGENT A TRANSFER CERTIFICATE, MAKING THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY

                    INSTRUCTIONS TO THE CONTRARY TO THE COMPANY, THE WARRANT AGENT OR ANY INTERMEDIARY.

                    ANY TRANSFER OF THIS SECURITY WILL BE SUBJECT TO COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AND PARTNERS' AGREEMENT RELATING TO THE WARRANTS. A COPY OF SUCH AGREEMENT IS AVAILABLE FROM THE COMPANY. SUCH AGREEMENT IMPOSES OBLIGATIONS ON THE OWNER OF THIS SECURITY.

          (c)  Obligations with Respect to Transfers and Exchanges of Warrant
               --------------------------------------------------------------
Certificates.
------------

               (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall, upon receipt of a countersignature order in accordance with Section 6 hereof, countersign Warrant Certificates.

               (ii) All Warrant Certificates issued upon any registration, transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Warrant Certificates surrendered upon the registration of transfer or exchange.

               (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

          (d)  Additional Restrictions on Transfer and Exchange of Warrants.
               ------------------------------------------------------------
Notwithstanding any other provisions of this Warrant Agreement, any transfer of Warrants or Warrant Shares that would result in the number of such holders exceeding 67 shall be void ab initio and of no effect.

          (e)  Restrictions on Transfer and Exchange of Warrant Shares.
               -------------------------------------------------------
Following an Exchange Event, the transfer of Warrant Shares will be subject to the transfer restrictions described herein with relation to the Warrants.

          Section 8.    Terms of Warrants: Exchange of Warrants. (a)  Subject to
                        ---------------------------------------
the terms of this Agreement, each Warrant Holder shall automatically on the Exchange Date, receive from the Company or, if the Exchange Event giving rise to the Exchange Date is a Successor Corporation Transaction, receive from the Successor Corporation, for no additional consideration, the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exchange of such Warrants; provided that if the Exchange

Event giving rise to the Exchange Date is a Successor Corporation Transaction, each Warrant shall be exchanged for such securities of the Successor Corporation as the Holder of such Warrant would have received if, immediately prior to such transaction, (i) the Warrant had been exchanged for Warrant Shares and (ii) the Company had dissolved and distributed its assets (including its Partnership Interests in Holdings) to the Holder of Warrant Shares in proportion to such holdings (as certified by the Company to the Warrant Agent).

          The Company acknowledges that it has already received, and shall hold in escrow, the par value of such shares of Common Stock.

          (b) Subject to the provisions of Section 9 hereof, the Company or the Successor Corporation, as the case may be, shall deliver no later than 5:00 p.m. on the Exchange Date, to each Holder a certificate or certificates for the appropriate number of Warrant Shares to which such Holder is entitled. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued to, and such Holder shall be deemed to have become, a holder of record of such Warrant Shares as of the Exchange Date. Any and all certificates representing Common Stock issued in exchange for Warrants will bear the same legends and be subject to the same transfer restrictions as the Warrants, as set forth in Section 7 hereof.

          (c)  (i)    Holdings may, at its option at any time on or prior to
August 1, 2002, require each Holder of Warrants to sell for cash all, but not less than all, of such Holder's Warrants to Holdings at a price per Warrant (the "Call Purchase Price"), if such option is exercised during the 12 month period beginning on August 1 of the years indicated, equal to:

                       Year                        Purchase Price
                       ----                        --------------
                       1999......................  $134.87
                       2000......................  $155.10
                       2001......................  $178.37

               (ii) If Holdings exercises its option to require the sale of Warrants described in the preceding paragraph, at least 30 days, but no more than 60 days, before the date of purchase (the "Call Purchase Date"), Holdings shall mail, or cause to be mailed, a notice by first-class mail to the Warrant Agent and to each Holder of Warrants at his or her last address as the same appears on the register maintained by the Warrant Agent pursuant to Section 6 hereof. Such notice shall state: (1) the Call Purchase Date; (2) the Call Purchase Price, (3) the name and address of the Warrant Agent, (4) the manner in which Warrants may be surrendered to the Warrant Agent for purchase by Holdings and (5) that Warrants must be surrendered to the Warrant Agent in the manner set forth in such notice in order for Holders to receive the Call Purchase Price for such Warrants.

               (iii) On or prior to 10:00 A.M., New York City time, on the Call Purchase Date, Holdings shall deposit with the Warrant Agent in immediately available funds money sufficient to pay the Call Purchase Price for all of the then outstanding Warrants; provided, however, that if the Call Purchase Date is not a Business Day, such deposit shall be made on the next succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the purchase of the Warrants. All amounts due to a Holder in connection with a purchase of Warrants pursuant to this Section 8(c) shall be paid to such Holder by the Warrant Agent as soon as possible, but in any event within 5 Business Days of the Call Purchase Date (subject to receipt by the Warrant Agent of such amounts pursuant to the first sentence of this paragraph).

          (iv) On and after the Call Purchase Date, if money sufficient to pay the Call Purchase Price for all of the then outstanding Warrants shall have been made available in accordance with the preceding paragraph, the only right of each Holder hereunder will be the right to receive payment of the Call Purchase Price in respect of each Warrant held by such Holder.

          (v)   Upon the purchase of the Warrants by Holdings pursuant to this
Section 8(c), Holdings shall have the option to exchange such Warrants for Common Stock at anytime until August 1, 2009, at which time the Warrants shall be automatically exchanged for Common Stock and the shares of Common Stock held by Sixty Eighty shall be redeemed for $1.00.

          (d) (i) If any Warrants remain unexchanged as of August 1, 2004 (the "Mandatory Purchase Date"), Holdings will be required to purchase, and the Holders of the Warrants will be required to sell, all of the unexchanged Warrants at a cash purchase price per Warrant (the "Mandatory Purchase Price") equal to: (A) the fair market value (determined in accordance with Section 8(d(ii))) of the capital interests in Holdings (the "Warrant Interests") then held by the Company, as adjusted pursuant to Section 8(d)(ii) (the "Total Mandatory Purchase Price") divided by (B) the total number of Warrants then outstanding.

          (ii) For purposes of determining the Total Mandatory Purchase Price, not later than 90 days prior to the Mandatory Purchase Date, Holdings and the Holders of a majority of the Warrants (or, if Holders of a majority of the Warrants cannot agree among themselves, then the Holder of the largest number of Warrants) will each select a nationally recognized investment banking firm to prepare an appraisal of the fair market value of the Warrant Interests, which appraisal must be completed not less than 45 days prior to the Mandatory Purchase Date. Such appraisals shall be based on (i) the portion of the total capital of Holdings comprised by the Warrant Interests and (ii) the value of 100% of Holdings as a going concern, without any minority or illiquidity discount, and shall be based on the greater of an initial public offering valuation and a private sale valuation; provided, however, that if an appraiser's private sale valuation is less than 80% of such appraiser's initial public offering valuation, then such appraisal shall be based on a value of Holdings equal to the initial public offering valuation less one-half of the amount by which the private sale valuation is less than 80% of the initial public offering valuation. The average of the two appraisals (as so adjusted) by the investment banking firms will be the fair market value of the Warrant Interests and will, subject to adjustment as described below, be the Total Mandatory Purchase Price; provided, however, that in the event that the lower of the two appraisals is less than 85% of the higher appraisal, Holdings and the Holders of a majority of the Warrants (or, if Holders of a majority of the Warrants cannot agree among themselves, then the Holder of the largest number of Warrants) will either (1) mutually agree on the fair market value of the Warrants or (2) hire a third nationally recognized investment banking firm to prepare an appraisal of the Warrant Interests calculated in the manner described above, which appraisal must be completed no later than 15 days prior to the Mandatory Purchase Date. Such third appraisal shall determine the fair market value of the Warrant Interests; provided, however, that if the third appraisal is greater than the higher, or less than the lower of the first two appraisals, the fair market value of the Warrant Interests will be deemed to be the value provided in the earlier appraisal closest to the third appraisal. Once determined in accordance with the provisions of this Section 8(d), notice of the Total Mandatory Purchase Price and the purchase price per Warrant will be given promptly to the Warrant Agent and to the Holders of Warrants. The costs of completing these appraisals will be borne by Holdings.

          (iii) The Total Mandatory Purchase Price shall be adjusted by an amount, if any, equal to the difference between (i) the value of the cash or other property (other than the capital interests in Holdings) held by Warrant Holdings and (ii) the current liabilities of Warrant Holdings (other than those required to be paid or reimbursed by Holdings).

          (iv) If, in the opinion of counsel to Holdings, which opinion shall be delivered to the Holders of Warrants, a violation of applicable law or a breach of or a default or event of default under any contractual obligation of Holdings would result (whether with notice, lapse of time or both) from a payment in cash of the Total Mandatory Purchase Price or the Operating Partnership would be prohibited for any such reasons from distributing to Holdings sufficient funds to enable Holdings to make such cash payment, then Holdings will issue on the Mandatory Purchase Date to each Holder of Warrants, in lieu of the Mandatory Purchase Price for all of such Holder's Warrants, debt securities of Holdings with such commercially reasonable terms as shall be reasonably determined by Holdings and with a fair market value at least equal to the Mandatory Purchase Price that would have been payable to each such Holder for all of such Holder's Warrants (as certified for each Holder to the Warrant Agent by an authorized officer of Holdings). The issuance of such debt securities shall either be exempt from registration, or registered under, the Securities Act; provided however, that such debt securities will not be registered in the event that such registration would be likely to cause Holdings to be treated as a corporation for tax purposes. The determination of the aggregate principal amount of such debt securities required to be issued so that such debt securities have a fair market value equal to the Total Mandatory Purchase Price (such aggregate principal amount, the "Minimum Principal Amount") will be made by nationally recognized investment banking firms (which may be the same firms used pursuant to Section 8(d)(ii)) using, to the extent applicable, the same procedures used to determine the fair market value of the Warrant Interests; provided, however, that if such debt securities are not registered under the Securities Act, the investment banking firms shall take any resulting lack of liquidity into consideration in determining the Minimum Principal Amount. None of the investment banks (or their affiliates) retained to perform an appraisal of the Warrant Interests, or the debt securities, shall have an investment banking relationship with, or own any debt or equity securities of, Holdings, Warrant Holdings, or their affiliates.

          (v) At least 15 days, but no more than 30 days, before the Mandatory Purchase Date, Holdings shall mail, or cause to be mailed, a notice by first-class mail to the Warrant Agent and to each Holder of Warrants at his or her last address as the same appears on the register maintained by the Warrant Agent pursuant to Section 6 hereof. Such notice shall state: (1) that Holdings is making a mandatory offer to purchase Warrants pursuant to Section 8(d) of the Warrant Agreement; (2) the Mandatory Purchase Price, (3) the name and address of the Warrant Agent, (4) the manner in which Warrants may be surrendered to the Warrant Agent for purchase by Holdings and (5) that Warrants must be surrendered to the Warrant Agent in the manner set forth in such notice in order for Holders to receive the Mandatory Purchase Price for their Warrants. Holdings will comply, to the extent applicable, with the requirements of Rule l4e-1 under the Securities Exchange Act of 1934 and other securities laws or regulations in connection with any mandatory offer to purchase Warrants as described in this
Section 8(d).

          (vi) On or prior to 10:00 A.M., New York City time, on the Mandatory Purchase Date, Holdings shall deposit with the Warrant Agent the Total Mandatory Purchase Price, in immediately available funds, or the Minimum Principal Amount of debt securities, as the case may be; provided, however, that if the Mandatory Purchase Date is not a Business Day, such deposit shall be made on the next succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the purchase of Warrants. All amounts due to a Holder in connection with a purchase of Warrants pursuant to this Section 8(d) shall be paid or distributed (in the case of debt securities) to such Holder by the Warrant Agent as soon as possible, but in any event within 5 Business Days of the Mandatory Purchase Date (subject to receipt by the Warrant Agent of such amounts pursuant to the first sentence of this paragraph).

          (vii) On and after the Mandatory Purchase Date, if the Total Mandatory Purchase Price or the Minimum Principal Amount of debt securities, as the case may be, shall have been made available in accordance with the preceding paragraph, the only right of each Holder hereunder will be to receive payment of the Mandatory Purchase Price in respect of each Warrant held by such Holder or the principal amount of debt securities distributable to such Holder in respect of such Holder's Warrants.

          (viii) Notwithstanding the foregoing, any obligation of Holdings to purchase the Warrants will terminate upon the bankruptcy of Holdings.

          (ix)    Upon the purchase of the Warrants by Holdings pursuant to this
Section 8(d), Holdings shall have the option to exchange such Warrants for Common Stock at anytime until August 1, 2009, at which time the Warrants shall be automatically exchanged for Common Stock and the shares of Common Stock held by Sixty Eighty shall be redeemed for $1.00.

          (e) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          Section 9.  Payment of Taxes.  The Company or a Successor Corporation,
                      ----------------
as the case may be, will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exchange of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          Section 10.  Mutilated or Missing Warrant Certificates.  In case any
                       -----------------------------------------
of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          Section 11.  Reservation of Warrant Shares.  The Company will at all
                       -----------------------------
times reserve and keep available, free from preemptive rights, all of its authorized but unissued Common Stock for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exchange of Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exchange of any of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exchange of the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder of the Warrants pursuant to Section 16 hereof. Prior to the initial Public Equity Offering of the Company, the Company may act as Transfer Agent for the Common Stock.

          The Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary from time to time in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares.

          The Company covenants that all Warrant Shares which may be issued upon exchange of Warrants in accordance with the terms of this Agreement will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          Section 12.  Additional Covenants and Agreements.  The Company,
                       -----------------------------------
Holdings and Sixty Eighty covenant and agree as follows:

          (a) The Company shall not (i) hold any operating assets or other properties, (ii) engage in or conduct any business or operations (other than owning common partnership interests in Holdings (currently representing 10% of the aggregate common limited partnership interests of Holdings), (iii) own any Capital Interests in any other Person, other than the common limited partnership interests in Holdings and (iv) incur or become liable for any indebtedness or become liable for any other obligation, contingent or otherwise, other than in connection with this Agreement, the Registration Rights and Partners' Agreement, the Purchase Agreement, and the Warrant Purchase Agreement.

          (b) The Company shall not (i) authorize any shares of capital stock of any class or series or (ii) directly or indirectly, issue, sell or otherwise dispose of any shares of its capital stock (other than, in the case of each of (i) and (ii), shares of Common Stock owned by Sixty Eighty on the date hereof and shares to be issued in exchange for Warrants in accordance with this Agreement).

          (c) The Company shall not amend its certificate of incorporation or by-laws without the prior consent of not less than a majority of the Holders of all Warrants issued hereunder and Holdings.

          (d)  (i)   The Company shall take such action required to maintain any applicable exemption from registration provided by the Securities Act, the Investment Company Act and applicable state securities laws for the issuance of shares of Common Stock, as evidenced by an opinion of counsel to the Company, delivered to the Warrant Agent, in order that the issuance and delivery of the shares of Common Stock upon exchange of the Warrants will not violate the Securities Act, the Investment Company Act or applicable state securities laws; and

               (ii) Holdings shall take such action required to maintain any applicable exemption from registration provided by the Securities Act, the Investment Company Act and applicable state securities laws for the issuance of shares of common stock of the Successor Corporation, as evidenced by an opinion of counsel to the Successor Corporation, delivered to the Warrant Agent, or will cause the Successor Corporation to register and otherwise qualify the shares of common stock of the Successor Corporation issuable in exchange for the Warrants pursuant to the provisions of the Securities Act, the Investment Company Act and pursuant to applicable state securities laws in order that the issuance and delivery of the shares of common stock of the Successor Corporation in exchange for the Warrants will not violate the Securities Act, the Investment Company Act or applicable state securities laws.

          (e)  (i)   Holdings shall, as required under the Registration Rights
and Partners' Agreement, deliver written notice to the Company of each Proposed Tag-Along Transfer (such notice, a "Proposed Tag-Along Notice").

               (ii) Holdings shall deliver written notice to the Company of any Change of Control (a "Change of Control Notice"), Successor Corporation Transaction (a "Successor Corporation Transaction Notice"), Holdings Termination Event (a "Holdings Termination Event Notice") or any bankruptcy Event with respect to Holdings (a "Bankruptcy Event Notice") at least 15 days prior to the date thereof.

          (f) Immediately upon the occurrence of an Exchange Event, Sixty Eighty shall take all action necessary to cause the director of the Company to call a special shareholders' meeting for the purpose of allowing Holders of Warrant Shares to take control of the Company.

          (g) On the Exchange Date, Sixty Eighty shall deliver to the Company for redemption the share or shares of Common Stock then held by Sixty Eighty, and the Company shall thereupon cancel such share or shares of Common Stock such that, upon exchange of all Warrants, the Warrant holders will hold, in the aggregate, 100% of the Common Stock.

          Section 13.  Right of Holders to Cause Exchange Event.  Promptly upon
                       ----------------------------------------
receipt by the Company of a Holdings Termination Event Notice, the Company shall cause to be filed with the Warrant Agent and shall cause to be delivered to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, by first class mail, postage prepaid, a written notice stating that a Holdings Termination Event has occurred and that Holders of a majority of the Warrants may elect to cause an exchange of all Warrants issued by the Company for Warrant Shares by submitting to the Warrant Agent, within 10 Business Days from the date that the foregoing notice is delivered by the Company, duly executed Forms of Election to Cause Exchange of Warrants (which form is attached to each Warrant Certificate). Upon receipt by the Warrant Agent of such forms, duly executed, from Holders of a majority of the Warrants, the Warrant Agent shall promptly deliver written notice to that effect to the Company.

          Section 14.  Right to Vote in Connection With a Proposed Tag-Along
                       -----------------------------------------------------
Transfer.  Promptly upon the receipt by the Company of a Proposed Tag-Along
--------
Notice, the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed, within 5 days of receipt of such notice by the Company, to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, by first class mail, postage prepaid, a written notice stating: (1) the name and address of the proposed purchaser and the percentage of common partnership interests proposed to be transferred, (2) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration) and (3) that Holders of a majority of the Warrants may vote to cause the Company to participate in such Proposed Tag-Along Transfer by submitting to the Warrant Agent, within ten days from the date that the foregoing notice is delivered by the Company, a duly executed Form of Election to Participate in Proposed Tag-Along Transfer (which form is attached to each Warrant Certificate). Upon receipt by the Warrant Agent of such forms, duly executed, from Holders of a majority of the Warrants, the Warrant Agent shall promptly, and in no event later than eighteen days following receipt by the Company of the Proposed Tag-Along Notice, deliver written notice to that effect to the Company, whereupon the Company shall deliver notice to Holdings as provided in the Registration Rights and Partners' Agreement.

          Section 15.  Notices to Warrant Holders of an Exchange Event.  Not
                       -----------------------------------------------
later than 10 Business Days prior to an anticipated Exchange Date, the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered Holders of the Warrant Certificates at such Holder's address appearing on the Warrant register, by first class mail, postage prepaid, a written notice stating (i) the anticipated Exchange Date and (ii) that

Holders of record of Warrants will receive in exchange for such Warrants, Warrant Shares in accordance with the provisions hereof upon the anticipated Exchange Date. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any Exchange Event. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          Section 16.  Merger, Consolidation or Change of Name of Warrant Agent.
                       --------------------------------------------------------
Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of
Section 18. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          Section 17.  Warrant Agent.  The Warrant Agent undertakes the duties
                       -------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

               (i) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or the issuance or distribution of the debt securities of Holdings provided for in Section 8(d) except as herein otherwise provided.

               (ii) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument, whether in its original or facsimile form, believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          Holdings agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the execution of this Agreement as the parties shall agree from time to time, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify each of the Warrant Agent and any predecessor Warrant Agent and save it harmless against any and all claims, damages, losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its gross negligence or willful misconduct. The indemnity described in the previous sentence shall survive the termination of this Agreement or resignation of the Warrant Agent.

          The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds.

          The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct.

          The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities (including debt securities) or property which may at any time be issued or delivered upon the exchange of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          With respect to the Holders, the Warrant Agent undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations with respect to the Holders shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be deemed to owe any fiduciary duty to the Holders.

          Section 18.  Resignation and Removal of Warrant Agent; Appointment of
                       --------------------------------------------------------
Successor.  No resignation or removal of the Warrant Agent and no appointment of
---------
a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company shall become Warrant Agent until a successor Warrant Agent has been appointed, and the resigning Warrant Agent or the Holder of any Warrant may, at the expense of the Company, apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          Section 19.  Agreement of Holdings to Pay Ongoing Expenses of the
                       ----------------------------------------------------
Company. (i) Prior to the Exchange Date, Holdings agrees to pay, or to promptly
-------
reimburse the Company for payment of, any and all expenses, costs, fees, liabilities or any other obligations of any kind whatsoever of the Company (other than tax liabilities), whether existing on the date hereof or arising at any time on or before the Exchange Date, including all such expenses, costs, fees, liabilities or other obligations relating to the formation of the Company.

          (ii) After the Exchange Date, Holdings agrees to pay, or to promptly reimburse the Company for payment of, (A) any and all expenses, costs or fees relating to, arising from or in connection with the Exchange Event that gave rise to the Exchange Date (other than tax liabilities) and (B) the reasonable operating expenses and franchise fees of the Company (other than tax liabilities) not to exceed $1,000 in any given calendar year.

          (iii) Holdings agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act, the Exchange Act or any other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon this Agreement, the Warrant Purchase Agreement, the Warrants, the Warrant Shares, the Registration Rights and Partners' Agreement, the Holdings Partnership Agreement and the Purchase Agreement or any of the transactions contemplated by any of the foregoing.

          Section 20.  Financial Information.  Whether or not required by the
                       ---------------------
rules and regulations of the Commission, so long as any Warrants are outstanding, Holdings will furnish to the Holders of Warrants the annual reports, quarterly reports and other documents ("SEC Reports") that Holdings is required to provide to Holders of the Notes pursuant to Section 4.2 of the Indenture (in the same manner and within the same time periods specified therein).

          Section 21.  Notices to Company and Warrant Agent. Any notice or
                       ------------------------------------
demand authorized or required by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

          Petro Warrant Holdings Corporation
          6080 Surety Drive
          El Paso, Texas 79905
          Attention: James A.  Cardwell, Sr.
          Fax Number: (915) 774-7373

          In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

          Any notice pursuant to this Agreement to be given by the Company or by the Holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

          State Street Bank and Trust Company
          Corporate Trust Division
          2 Avenue de Lafayette
          Sixth Floor
          Boston, MA  02111-1724
          Reference:  Petro Stopping Centers

          Section 22.  Supplements and Amendments.  The Company, Holdings, Sixty
                       --------------------------
Eighty and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein; provided that no such amendment or supplement shall have a material adverse effect on the Holders of Warrant Certificates. Any other amendment or supplement to this Agreement shall also require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the number of Warrant Shares obtainable upon exchange of Warrants would be decreased. The Warrant Agent shall be entitled to receive and, subject to
Section 17, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company, Holdings and Sixty Eighty in accordance with its terms. Notwithstanding any other provision hereof, the Warrant Agent's consent must be obtained regarding any supplement or amendment pursuant to this Section which alters the Warrant Agent's rights or duties.

          Section 23.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of each of the parties hereto shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 24.  Termination.  This Agreement (other than (i) the
                       -----------
obligations of Holdings pursuant to Section 8(c), 8(d), 17 and 19, (ii) any party's obligations with respect to

Warrants previously exchanged and (iii) with respect to indemnification under
Section 17) shall terminate at 5:00 p.m., New York City time on August 1, 2009.

          Section 25.  Governing Law.  THIS AGREEMENT AND EACH WARRANT
                       -------------
CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          Section 26.  Benefits of this Agreement.
                       --------------------------

          (a) Nothing in this Agreement shall be construed to give to any Person other than the parties hereto and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the parties hereto and the Holders of the Warrant Certificates.

          (b) Prior to the exchange of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote (other than the right to vote in certain limited circumstances), to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

          (c) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exchange such Holder's Warrants in the manner provided in this Agreement.

          Section 27.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                           PETRO WARRANT HOLDINGS CORPORATION

                           By___________________________________________
                             Name:
                             Title:

                           PETRO STOPPING CENTERS HOLDINGS, L.P.

                           By___________________________________________
                             Name:
                             Title:

                           SIXTY EIGHTY, LLC

                           By___________________________________________
                             Name:
                             Title:

                           FIRST UNION CAPITAL MARKETS CORP.
                           on behalf of itself and CIBC World Markets Corp.

                           By___________________________________________
                             Name:
                             Title:

                           STATE STREET BANK AND TRUST COMPANY,
                           as Warrant Agent

                           By___________________________________________
                             Name:
                             Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]
                                    [Face]


THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE COMPANY IS NOT AND WILL NOT BE REGISTERED UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") IN RELIANCE IN PART ON SECTION 3(C)(7) THEREUNDER. THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) TO A PERSON THAT IS A "QUALIFIED PURCHASER" (AS DEFINED IN SECTION 2(A)(51) OF THE 1940 ACT) THAT, PRIOR TO SUCH TRANSFER DELIVERS A CERTIFICATION TO THAT EFFECT AND THAT IS ALSO EITHER (1) A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (2) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "IAI") THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN IAI, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT REFERRED TO HEREIN AND THE TERMS OF THE REGISTRATION RIGHTS AND PARTNERS' AGREEMENT RELATING TO THE WARRANTS, AND WHICH IN ANY SUCH CASE MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE 1940 ACT EXEMPTION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

EACH TRANSFEREE OF THIS SECURITY WILL BE REQUIRED TO DELIVER TO THE WARRANT AGENT A TRANSFER CERTIFICATE, MAKING THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY, THE WARRANT AGENT OR ANY INTERMEDIARY.

ANY TRANSFER OF THIS SECURITY WILL BE SUBJECT TO COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE REGISTRATION RIGHTS AND PARTNERS' AGREEMENT RELATING TO THE WARRANTS. A COPY OF SUCH AGREEMENT IS AVAILABLE FROM THE COMPANY. SUCH AGREEMENT IMPOSES OBLIGATIONS UPON THE OWNER OF THIS SECURITY.

No. ______                                                   _________ Warrants

                                                   WARRANT CUSIP No.:

                                                   UNIT CUSIP No.:

          This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants (the "Warrants") to purchase shares of Common Stock (the "Common Stock"), of PETRO WARRANT HOLDINGS CORPORATION, a Delaware corporation (the "Company"). Each Warrant entitles the holder to receive from the Company upon the date an Exchange Event occurs (the "Exchange Date"), one fully paid and non-assessable share of Common Stock (a "Share" for no additional consideration, subject to the conditions set forth herein and in the Warrant Agreement. No Warrant may be exchanged before the Exchange Date.

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

          THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          WITNESS the signatures of the Company's duly authorized officers.

Dated July , 1999:

                                     PETRO WARRANT HOLDINGS CORPORATION

                                     By____________________________
                                       Name:
                                       Title:

                                     By____________________________
                                       Name:
                                       Title:


Certificate of Countersignature:
This is one of the Warrants referred
to in the within mentioned Warrant
Agreement:

STATE STREET BANK AND TRUST
 COMPANY,
as Warrant Agent

By_________________________
  Authorized Signatory

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to receive on or after the Exchange Date, one share of the Company's common stock (the "Common Stock"). The Warrants are issued pursuant to a Warrant Agreement dated as of July 23, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company, Petro Stopping Centers Holdings, L.P. ("Holdings"), Sixty Eighty, LLC ("Sixty Eighty"), and the Initial Purchasers to State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company, Holdings, Sixty Eighty and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

          Subject to the terms of the Warrant Agreement, each Warrant holder shall automatically, on the Exchange Date, receive from the Company or, if the Exchange Event giving rise to the Exchange Date is a Successor Corporation Transaction, receive from the Successor Corporation, for no additional consideration, the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exchange of such Warrants.

          The Warrant Agreement provides that Petro Stopping Centers Holdings, L.P. ("Holdings') may, at its option at any time on or prior to August 1, 2002, require each holder of Warrants to sell for cash all, but not less than all, of such holder's Warrants to Holdings at a price per Warrant (the "Call Purchase Price"), if such option is exercised during the 12 month period beginning on August 1 of the years indicated, equal to:


               Year                       Purchase Price
               ----                       --------------
               1999.....................  $134.87
               2000.....................  $155.10
               2001.....................  $178.37

          If Holdings exercises its option to require the sale of Warrants described in the preceding paragraph, at least 30 days, but no more than 60 days, before the date of purchase (the "Call Purchase Date"), Holdings shall mail, or cause to be mailed, a notice by first-class mail to each holder of Warrants at his or her last address as the same appears on the register maintained by the Warrant Agent pursuant to Section 6 hereof. Such notice shall state: (1) the Call Purchase Date; (2) the Call Purchase Price and (3) the name and address of the Warrant Agent.

          If any Warrants remain unexchanged as of August 1, 2004 (the "Mandatory Purchase Date"), Holdings will be required to purchase, and the holders of the Warrants will be required to sell, all of the unexchanged Warrants as provided in Section 8 of the Warrant Agreement.

          Warrant Certificates, when surrendered for registration of transfer or exchange at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exchange hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

               (FORM OF ELECTION TO CAUSE EXCHANGE OF WARRANTS)

          Pursuant to Section 13 of the Warrant Agreement to which this Form relates, the undersigned acknowledges that it has received from the Company notice of the occurrence of a Holdings Termination Event (as defined in the Warrant Agreement) and hereby elects to cause an exchange of all of the Company's outstanding Warrants in connection therewith. The undersigned acknowledges that, unless the Warrant Agent receives a duly executed Form of Election to Cause Exchange of Warrants from the minimum number of holders and within the applicable time period required by the Warrant Agreement, the Warrants held by the undersigned will not be exchangeable as a result of the aforementioned Holdings Termination Event.

Dated _________________, ___

Name of holder of Warrant Certificate:

(Please Print)

Tax Identification or Social Security Number: _________________

Address: ____________________________________
         ____________________________________
         ____________________________________
         ____________________________________


Signature: __________________________________


Note:   The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated _________________, ___

       (FORM OF ELECTION TO PARTICIPATE IN PROPOSED TAG-ALONG TRANSFER)

          Pursuant to Section 14 of the Warrant Agreement to which this Form relates, the undersigned acknowledges that it has received from the Company notice of a Proposed Tag-Along Transfer (as defined in the Warrant Agreement) and hereby elects to participate in such Proposed Tag-Along Transfer. The undersigned acknowledges that, unless the Warrant Agent receives a duly executed Form of Election to Participate in a Proposed Tag-Along Transfer from the minimum number of holders and within the time period required by the Warrant Agreement, neither the undersigned, nor any other holder of Warrants, will be permitted to participate in such Proposed Tag-Along Transfer.

Dated _________________, ___

Name of holder of Warrant Certificate:

(Please Print)

Tax Identification or Social Security Number: ____________________

Address: ____________________________________
         ____________________________________
         ____________________________________
         ____________________________________


Signature: __________________________________

Note:   The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated _________________, ___

                             [FORM OF ASSIGNMENT]

          For value received ________________________ hereby sells, assigns and transfers unto _________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ___________________, ___

Signature:______________________



Note:   The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B

    FORM OF CERTIFICATE FOR TRANSFER TO BENEFICIAL OWNER OR TO THE COMPANY
    ----------------------------------------------------------------------

                                              [Date]

State Street Bank and Trust Company
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724

          Re: Petro Warrant Holdings Corporation (the "Company"); Warrants Exchangeable for Shares of the Company's
               Common Stock (the "Warrants")
               ---------------------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Warrant Agreement, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Warrant Agreement"), among the Company, Holdings, Sixty Eighty, LLC, First Union Capital Markets Corp., CIBC World Markets Corp. and State Street Bank and Trust Company, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant Agreement.

          This letter relates to the Warrants which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Warrant Certificates. The Transferor has requested an exchange or transfer of such Warrant Certificates in the form of an equal amount of Warrants evidenced by one or more Warrant Certificates to be delivered to [in the case of an exchange of Warrant Certificates without transfer: the Transferor's own account, without transfer] [in the case of a transfer of such Warrant Certificates to the Company or any of its Subsidiaries: to the Company or one of its Subsidiaries, as instructed by the Transferor].

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By_____________________________

          _______________________________
          Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------

                    FORM OF CERTIFICATE FOR TRANSFER TO QIB
                    ---------------------------------------

                                              [Date]

State Street Bank and Trust Company
2 Avenue de Lafayette
Fifth Floor
Boston, MA 02111-1724

          Re: Petro Warrant Holdings Corporation (the "Company"); Warrants Exchangeable for Shares of the Company's
               Common Stock (the "Warrants")
               ---------------------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Warrant Agreement, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Warrant Agreement"), among the Company, Holdings, Sixty Eighty, LLC, First Union Capital Markets Corp., CIBC World Markets Corp. and State Street Bank and Trust Company, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant Agreement.

          This letter relates to the Warrants which are held in the name of the undersigned (the "Transferor") and evidenced by one or more Warrant Certificates. The Transferor has requested an exchange or transfer of such Warrant Certificates to be delivered to such Person as the Transferor instructs the Warrant Agent.

          In connection with such request, and with respect to such Warrant Certificates, the Transferor does hereby certify that such Warrant Certificates are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Warrant Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferor]

          By_____________________________

          _______________________________
          Authorized Signature

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE FOR TRANSFER
                       --------------------------------

                    TO AN INSTITUTIONAL ACCREDITED INVESTOR
                    ---------------------------------------

                                             [Date]
State Street Bank and Trust Company
2 Avenue de Lafayette
Fifth Floor
Boston, MA  02111-1724

          Re: Petro Warrant Holdings Corporation (the "Company"); Warrants Exchangeable for Shares of the Company's
               Common Stock (the "Warrants")
               ---------------------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Warrant Agreement, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Warrant Agreement"), among the Company, Holdings, Sixty Eighty, LLC, First Union Capital Markets Corp., CIBC World Markets Corp. and State Street Bank and Trust Company, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant Agreement.

          This letter relates to Warrants (the "Transferred Warrants") which are held in the name of [name of registered owner] (the "Transferor") and evidenced by one or more Warrant Certificates. The Transferor has requested an exchange or transfer of such Warrant Certificates, to be delivered to the undersigned (the "Transferee").

          Upon transfer, the Transferred Warrants should be registered in the name of the new owner as follows:

          Name: ____________________________ [as nominee for the transferee]/1/

          Address: _________________________

          Taxpayer ID Number: ______________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) ("IAI") and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrant Certificates, and we and any accounts for


_______________________
/1/  Strike if inapplicable.

     which we are acting are each able to bear the economic risk of our or their investment for an indefinite period of time, as the case may be.

          2. We are acquiring the Warrant Certificates purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          3. We understand that the offer and sale of the Warrant Certificates have not been registered under the Securities Act. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Warrant Certificates prior to the date which is two years after the original issuance of the Warrant Certificates, we will do so only:

          (a)     to the Company,

          (b)     to a "qualified institutional buyer" in compliance with Rule
     144A or

          (c) to an IAI or, if the Warrants are to be purchased for one or more accounts ("investor accounts") for which the purchaser is acting as fiduciary or agent, each account is an IAI and each IAI:

               . in the normal course of its business, invests in or purchases securities similar to the Warrants and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Warrants,

               . is aware that it (or any investor account) may be required to bear the economic risk of an investment in the Warrants for an indefinite period of time and (or such account) is able to bear that risk for an indefinite period, and

               . prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Warrant Agent a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Warrants (the form of which can be obtained from the Warrant Agent).

          4. We understand that, on any proposed resale of any Warrant Certificates, we will be required to furnish to the Warrant Agent and the Company such certification, legal opinions and other information as the Warrant Agent and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrant Certificates purchased by us will bear a legend to the foregoing effect.

          5. We understand that no transfer of any Warrant Certificate will be made that results in there being more than 67 holders of Warrants.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                 Very truly yours,

                                 [Name of Transferee]

                                 By________________________________________


                                 __________________________________________
                                 Authorized Signature

                                                                       EXHIBIT E

                  FORM OF "QUALIFIED PURCHASER" CERTIFICATION
                  -------------------------------------------

State Street Bank and Trust Company
2 Avenue de Lafayette
Fifth Floor
Boston, MA  02111-1724

          Re: Petro Warrant Holdings Corporation (the "Company"); Warrants Exchangeable for Shares of the Company's
               Common Stock (the "Warrants")
               ---------------------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Warrant Agreement, dated as of July 23, 1999 (as amended and supplemented from time to time, the "Warrant Agreement"), among the Company, Holdings, Sixty Eighty, LLC, First Union Capital Markets Corp., CIBC World Markets Corp. and State Street Bank and Trust Company, as Warrant Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Warrant Agreement.

          This letter relates to the Warrants which are held in the name of [Insert Name Of Registered Holder] (the "Transferor") and evidenced by one or more Warrant Certificates. The Transferor has requested an exchange or transfer of such Warrant Certificates to the undersigned (the "Transferee") be delivered to such Person as the Transferor instructs the Warrant Agent.

          The Transferee understands that ownership of the Warrants is restricted in order to enable the Company to rely on the exemption from registration provided in Section 3(c)(7) of the Investment Company Act of 1940, as amended (the "1940 Act"). The Transferee acknowledges, represents to and agrees with the Company as follows:

          (a) The purchaser (or each account for which we are purchasing Warrants) is a qualified purchaser (as defined in Section 2(a)(51) of the 1940
Act).

          (b) We were (and each account for which we are purchasing Warrants was) not formed solely for the purpose of investing in the Warrants and are not (and each account for which we are purchasing Warrants is not) a (i) partnership, (ii) common trust fund or (iii) special trust, pension fund or retirement plan in which partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and that, in accordance with the provisions therefor in the Warrant Agreement, we (and each account for which we are purchasing Warrants) shall not sell participation interests in the Warrants or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the Warrants and further that the Warrants purchased directly or indirectly by us (and each account for which we are purchasing Warrants) constitute an investment of no more than 40% of our (or such account's) assets.

          (c) The purchaser understands that the Warrants have not been and will not be registered under the Securities Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Warrants, they may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Warrants and the terms of the Warrant Agreement and the Registration Rights and Partners' Agreement. The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any other securities laws for resale of the Warrants.

          (d) The purchaser understands and agrees that (i) no transfer may be made that would result in more than 67 persons owning Warrants; (ii) no transfer of a Warrant that would have the effect of requiring the Company to register as an investment company under the 1940 Act will be permitted; and (iii) no transfer of a Warrant will be effective, and the Warrant Agent will not recognize any such transfer, if such transfer would be made to a Plan (as defined herein). The purchaser also understands that no transfer of a Warrant may be made (i) to a transferee that was organized or reorganized for the specific purpose of acquiring such Warrant, (ii) to a transferee if additional capital or similar contributions were specifically solicited from any person owning an equity or similar interest in the transferee for the purpose of enabling the transferee to purchase such Warrant or (iii) if any person owning any equity or similar interest in the transferee has the ability to control any investment decision of the transferee or to determine, on an investment-by-investment basis, the amount of such person's contribution to any investment made by the transferee. The purchaser further understands and agrees that any transfer in violation of the applicable provisions of the Warrant Agreement will be void.

          (e) The purchaser is not (i) an "employee benefit plan" that is subject to the provisions of Part 4 of subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) a "plan" within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") or (iii) a person whose assets include the assets of any such employee benefit plan or plan within the meaning of 29 C.F.R. 2510.3-101(f) or otherwise, or any government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Code (each of clauses (i), (ii) and (iii), a "Plan").

          (f) The purchaser agrees to treat the Warrants as equity for U.S. federal income tax purposes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          Very truly yours,

          [Name of Transferee]

          By____________________________

          ______________________________
          Authorized Signature

                                      E-2